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                                                              Exhibit 1(A3)(aii)

                       AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement by and among PML Securities Company ("PML"), Provident Mutual Life Insurance Company of Philadelphia, ("PMLIC"), and Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Managed Separate Account and Provident Mutual Variable Zero Coupon Bond Separate Account (collectively the "Accounts") is made this
9th day of September, 1988.

                                  WITNESSETH:

WHEREAS, PML, PMLIC and the Accounts entered into an Underwriting Agreement on December 6, 1985; and

WHEREAS, it is the desire of the parties thereto to amend said Agreement;

NOW THEREFORE, it is agreed among the parties hereto to amend said Underwriting Agreement as follows:

      1.    Add the following to item D.l.:

            (e) may be terminated for "cause" at any time by PMLIC. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith, or gross negligence by PML in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement.

      2.    Add the following at the end of item D.6.:

            PMLIC, the Accounts or the authorized representatives of said parties shall have the right to copy any such records in the possession of PML.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement among the parties to be duly executed as of the day and year first above written.


[SEAL]                                 PML SECURITIES COMPANY



Attest:  /s/ Joseph A. Kenney Jr.      By:  /s/ illegible
         --------------------------       -------------------------------------


[SEAL]                                     PROVIDENT MUTUAL LIFE INSURANCE
                                           COMPANY OF PHILADELPHIA



Attest: /s/ Joseph A. Kenney Jr.       By:  /s/ illegible
         --------------------------       -------------------------------------